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                                                                     Exhibit 5.1

                                 March 24, 2004

Glimcher Realty Trust
150 East Gay Street
Columbus, Ohio  43215

                       Re: Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

         We have served as Maryland counsel to Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to $400,000,000 in aggregate public offering price of securities (collectively, the "Securities") consisting of: (i) common shares of beneficial interest, par value $.01 per share (the "Common Shares"), of the Company; (ii) preferred shares of beneficial interest, par value $.01 per share (the "Preferred Shares"), of the Company;
(iii) warrants to purchase Common Shares or Preferred Shares ("Warrants"), (iv) rights to purchase Common Shares ("Rights"), (v) purchase contracts to acquire the Securities ("Purchase Contracts"), (vi) units of the Securities ("Units") and (vii) debt securities of the Company (the "Debt Securities"), each covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1. The Registration Statement and the related form of prospectus (the "Prospectus") included therein in the form in which it was transmitted to the Commission under the Act;

         2. The Declaration of Trust of the Company, as amended and supplemented through the date hereof (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

         4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;


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Glimcher Realty Trust
March 24, 2004
Page 2


         5. A certificate executed by an officer of the Company, dated as of the date hereof; and

         6. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. Upon the issuance of any of the Common Shares, the total number of Common Shares issued and outstanding will not exceed the number of Common Shares the Company is then authorized to issue under the Declaration of Trust.

         6. Upon the issuance of any of the Preferred Shares, the total number of Preferred Shares issued and outstanding will not exceed the number of Preferred Shares the Company is then authorized to issue under the Declaration of Trust.

         7. The issuance of, and certain terms of, the Securities will be approved by the Board of Trustees of the Company (the "Board"), or a duly authorized committee thereof, in

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Glimcher Realty Trust
March 24, 2004
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accordance with the Maryland REIT Law, the Declaration of Trust and the Bylaws
(with such approvals referred to hereinafter as the "Trust Proceedings").

         8. Articles Supplementary creating and designating the number and terms of any class or series of Preferred Shares to be issued will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.

         9. The Securities will not be issued or transferred in violation of any restriction on transfer contained in Section 6.6 of the Declaration of Trust or any comparable provision in the Articles Supplementary classifying the Preferred Shares.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. Upon the completion of all Trust Proceedings relating to the Securities that are Common Shares, the Common Shares will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Declaration of Trust, the Bylaws and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

         3. Upon the completion of all Trust Proceedings relating to the Securities that are Preferred Shares, the Preferred Shares will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Declaration of Trust, the Bylaws and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

         4. Upon the completion of all Trust Proceedings relating to the Securities that are Warrants, Rights, Purchase Contracts, Units or Debt Securities, the Warrants, Rights, Purchase Contracts, Units or Debt Securities will be duly authorized for issuance.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

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Glimcher Realty Trust
March 24, 2004
Page 4

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                                Very truly yours,


                                                /s/ Venable LLP